CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone Global Opportunities Fund


     We consent to the use of our report dated November 1, 1996 incorporated by reference herein and to the references to our firm under the caption "FINANCIAL HIGHLIGHTS" in the prospectus.





                                                  /S/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP



Boston, Massachusetts
December 9, 1996